Exhibit 99.1

GrowGeneration Announces $125 Million Follow-On Public Offering

DENVER, CO December 7, 2020 /PRNewswire/ - GrowGeneration Corp. (NASDAQ:GRWG), ("GrowGen" or the "Company"), today announced that it has publicly filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission relating to a proposed follow-on public offering raising $125,000,000. In connection with the offering, GrowGen expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering.

Oppenheimer & Co. and Stifel are acting as joint book-running managers for the proposed offering.

The securities described above will be offered by GrowGen pursuant to an automatic “shelf” registration statement on Form S-3 (File No. 333-251174) previously filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2020, which became automatically effective upon filing.  The securities may be offered only by means of a prospectus. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055 or by e-mail at equityprospectus@opco.com, or Stifel, Attention: Equity Capital Markets or  Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by telephone at 415-364-2720 or by email at syndprospectus@stifel.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 36 stores, which include 5 locations in Colorado, 10 locations in California, 2 locations in Nevada, 1 location in Arizona, 1 location in Washington, 6 locations in Michigan, 1 location in Rhode Island, 4 locations in Oklahoma, 2 locations in Oregon, 3 locations in Maine and 1 location in Florida. GrowGen also operates an online superstore for cultivators at growgeneration.com. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. The Company’s mission is to own and operate GrowGeneration branded stores in all the major states in the U.S. and Canada. Management estimates that roughly 1,000 hydroponic stores are in operation in the U.S. By 2025, the global hydroponics system market is estimated to reach approximately $16 billion.

Forward Looking Statements:

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the Offering and the expected uses of the proceeds from the Offering. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue" or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, including market conditions and future decisions regarding the Company's use of cash resources, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider these and other potential factors and uncertainties that could cause actual results to differ from the results predicted, including those described in more detail in the Company's public reports filed with the SEC, including the risks discussed in the "Risk Factors" section in the prospectus supplement to the Registration Statement on Form S-3ASR (File No. 333-251174) and in the Company's prior press releases and 1934 Act filings, which are available on the Company's Investor Relations website at www.growgeneration.com and on the SEC's website at www.sec.gov. We undertake no obligation to update these statements as a result of new information or future events.

Company Inquiries:

GrowGenerationCorp.
610-216-0057
michael@growgeneration.com